E.ON’s offer for Endesa
February 21, 2006

1.       Transaction overview
2.       A leading power and gas company
3.       Financial impact
4.       Summary / Q&A
Supporting materials

The transaction represents a transforming step for E.ON
•
E.ON is making an all-cash offer for 100% of Endesa’s
shares for 27.50 € per share
•
A major step to increase the scale and geographic scope of
E.ON’s integrated energy business
•
Meeting all of E.ON’s announced financial criteria
•
Major attractions to all stakeholders

Offer
price
Main
conditions
Process &
timing
CNMV: Offer document
Endesa shareholders: Waiver of articles of incorporation restrictions, 50.01%
acceptance
Process of filing with CNMV underway
Closing expected by midyear 2006

As stated in Endesa’s 2005 financial statements; including 18.3 bn€ net debt; 4.7 bn€ minorities, and 3.0 bn€ provisions for pensions and labor restructuring

Endesa's undisturbed share price on Friday, September 2, 2005 was €18.56 (closing price)
E.ON envisages the full support of Endesa
management post transaction
Offer price 27.50 € per share, all cash, adjusted for any dividend payments before closing
Equivalent to 29.1 billion € of equity and stated 26.1 billion € of net debt, minorities, and provisions for pensions and labor restructuring1
Premium of 48.2% to Endesa’s undisturbed share price2

•
Compelling scale
•
High quality assets
•
Integrated business model
•
Complementary geographic fit
•
Higher growth markets
•
Integrated business model
E.ON
Endesa
The world’s leading power and gas company
More than 50 million customers in more than 30 countries
More than 600 TWh power and 900 TWh gas sales
More than € 130 billion of enterprise value
The combination of E.ON and Endesa will create the
world's leading power and gas company

1.      Transaction overview
2.      A leading power and gas company
3.      Financial impact
4.      Summary / Q&A
Supporting materials

Transformation into a
Focused Energy Company
Integration
and Performance
Growth in the
Energy Business
2000-2003
2003-2005
since 2005
The transaction delivers on E.ON’s clearly articulated
growth strategy
•
Vision to create the world’s leading power and gas company
•
E.ON’s strategy to grow in the energy business
•
Market conditions and outlook are positive for a transaction
•
Compelling opportunity to acquire leading high-quality positions in the Spanish, Italian, and Latin American markets in a single transaction

Europe1
•
327 TWh power generation
•
515 TWh power sales
•
931 TWh gas sales
•
41 million customers2
Diversified earnings3
Global scale
1
2005 figures
2
Majority controlled customers
3
Adjusted EBITDA for E.ON; EBITDA for Endesa
4        Generation mix (TWh) as of 2004
Sources: Endesa presentations and reports; E.ON
Endesa
E.ON
The
  Americas1
•
94 TWh
power
generation
•
93 TWh
power sales
•
13 million
customers
Central
Europe
Iberia
UK
Nordic
European
Gas
US
   Latin
America
Italy /
  France
EBITDA
Coal
Nuclear
Gas/
Oil
Hydro
Other
TWh
Diversified generation4
The combination of E.ON and Endesa creates the
world’s leading power and gas company

Leading Pan-
European position
achieved in
“single shot”
Obtain first-class
positions of scale
in high growth
markets
Creates
world-scale energy
player
•
Growth regions of Spain, Italy, France, Poland,
Chile, Argentina, Brazil, Colombia, Peru
•
Complementary portfolio of regions, fuels, and
skills
•
Strong positions in all European markets
•
Excellent platform to benefit from future market
integration, enhanced trading, and gas position
•
Achieving global economies of scale
•
Broader scope to apply “best practice”
•
Improved absolute ability to fund capital
expenditures and absorb risk
New strategic dimensions for value creation

Rapidly changing
competitive landscape
•
250 - 300 GW of new generation
capacity needed in Europe
•
Major investments in transmission/
increased interconnection
•
Major investments in gas
infrastructure
Quality scale vital
Significant capital investment
needed in Europe during next 15 years
Energy market environment in Europe is changing
•
Privatizations (GdF, EdF)
•
Consolidation in progress
(Suez/Electrabel, EdF/Edison)
•
Deregulation in final phase
•
EU vision of a common market

Nordic
#4 in power generation
#3 in power/gas retail
United Kingdom
#2 in power generation
#2 in power/gas retail
European gas supply
#1 in gas supply
France
#3 in power generation
CEE including Germany
#2 in power generation
#1 in power/gas retail
Spain/Portugal
#1 in power generation
#1 in power/gas retail
Italy
#3 in power generation
#5 in gas distribution

Strong positions in European markets

Nordic market
GB/IRL market
Baltic market
Eastern Europe Market
Western Europe Market
SE Europe Market
Italian Market zone
Iberian market Mibel

Regional power markets
European gas market
European CO2 market
Global LNG and coal
markets
European markets
emerging
EU Vision: One European market
Priority Axes identified by  the EC TENS Program for power transmission  strengthening
The combined Pan-European presence will provide new
value creation opportunities and is in line with EU vision

Attractive environment
•
5th largest power market
in Europe
•
6th largest gas market in
Europe
•
Strong fundamentals with
annual growth rates of
more than 5%
•
Positive impact from
regulatory changes
•
Convergence of
electricity and gas
•
Integration with Portugal
through Mibel
1     3.4 GW Nuclear, 5.4 GW Hydro, 12.6 GW Thermal, 1.0 GW CHP and renewables
Distribution and Supply
Gas supply
•
6 bcm supply
contracts
•
Shares in new
re-gasification
terminals with
10 bcm
capacity
•
12 million electricity customers
•
0.5 million gas customers
•
Market leader in the power
market
•
Opportunity to expand in the
deregulated gas market
Generation
•
22 GW of high
quality,
diversified
capacity1
•
#1 in the
Spanish
market
Leading integrated position
C
G
N
C
H
H
H
H
H
H
H
H
N
N
N
L
L
H
C
C
G
R
R
N
C
N
H
G
L•
N
Gas
Lignite
H
Hydro
L
Coal
Nuclear
R
Regas
Endesa assets
Endesa is the leading energy company in the growing
Spanish market

1     80% JV (ASM Brescia owns 20%)
2     65% Joint Venture. Through SNET, Endesa also owns shares in small Polish and Turkish generation facilities
E.ON also acquires growth platforms in the contiguous
Italian, French, and Polish markets
E.ON
Italy
Endesa Italy 1
•
6.6 GW generation
capacity
•
No. 3 position in the
Italian power
generation market
•
Access to future LNG
re-gasification capacity
E.ON Italy
•
0.75 million gas
customers
•
Building 0.8 GW CCGT
power plant
France
SNET 2
•
2.5 GW generation
capacity
•
No. 3 position in the
French market
E.ON
•
2 TWh gas sales
Poland
Endesa
•
Preliminary agreement
to acquire Dolna Odra
•
2.0 GW installed
capacity
•
Ownership of CHP plant
through SNET

Attractive environment

- Almost all countries recovered from the economy crisis at the beginning of the decade and have a positive outlook
- Economic growth regions, strong power demand
- Well advanced regulatory frameworks in almost all countries
- Core business in Chile (A-country rating) contributing half of Enersis[1] proportional EBITDA

Strong Endesa position

- Balanced, diversified and well structured portfolio
- Strongly cash generating
- Leading market positions

Power generation

- 14.1 GW generation capacity
- 58 TWh production in 2005

Distribution & Supply

- 11 million customers
- 55 TWh sales in 2005

Chile
4.5 GW
1.4 m cust.
Brazil
1.0 GW
4.6 m cust.
Colombia
2.7 GW
2.1 m cust.
Argentina
4.5 GW
2.2 m cust.
Peru
1.4 GW
0.9 m cust.
1        Enersis, listed in Santiago and New York, is the largest utility player in Latin America (Endesa owns 60% of Enersis)
Remark: Gross figures at year end 2005
Endesa’s strong position in Latin America represents a
new growth business

6%
4%
2%
0%
USA
CEE
GER
UK
SWE

6%
4%
2%
0%
ESP
LatAm
ITA
FRA

Developed & moderate
growing markets with E.ON
presence
1    CEE includes Czech Republic, Slovakia, Hungary, Poland, Romania, and Bulgaria
2     2000 to 2004
3     LatAm (Latin America)  includes Chile, Argentina, Brazil, Columbia, and Peru
Source: BP Statistical Review 2005
AAA
BB+
to A
AAA
AAA
AAA
B- to A
AA-
AAA
Average
annual
growth rate
of power
generation
2001-04
S&P
country
rating
Complemented by faster
growing markets with Endesa
presence
2
AA+
1
3
In summary, E.ON gains access to significant new
growth potential

300
250
200
150
100
50
0
EON & Endesa
EdF
Tokyo Electric
Exelon /PSEG
RWE
Enel
Suez

300
200
100
0
Exxon Mobil
BP
Shell
Total
EON & Endesa
Chevron

Enterprise value in billion €
Leading power and gas company
A global energy company
Enterprise value in billion €
Remark: Enterprise value as of February 17, 2006, including minorities at book value, pension and nuclear provisions
Source: Company data; Bloomberg; HSBC analysis
The combination of E.ON and Endesa creates the
leading power and gas group and a global energy
player

Endesa
Southern
Europe &
LatAm
6.0
18.2
Central
Europe
Nordic
(Adj.) EBITDA
in billion€
Revenues/
sales in bn€
Market
Units
Nordic
UK
US-Midwest
Pan-
European
Gas
0.6
1.2
1.6
1.9
2.0
3.5
10.2
17.9
5.3
24.3
Managing
companies
E.ON Corporate Center
Employees
27,204
3,002
5,801
12,891
13,366
44,476
1
Adjusted EBITDA and sales for E.ON, EBITDA and revenues for Endesa; E.ON’s figures preliminary and unaudited; Endesa is reporting under IFRS
Source: Endesa presentations and financial reports; E.ON
2005 data1
Endesa will be responsible for managing the new
Market Unit Southern Europe & Latin America

Performance
& Integration
Focused
investments
Active
portfolio
management
Financial
discipline
•
Strengthen the integrated power and gas business in existing markets
•
Expanded platform for growing the business organically and through focused investments
•
Continue to manage actively the portfolio
•
Constant review of portfolio with respect to strategic fit and value creation
•
Strict financial discipline
•
Continued commitment to a strong balance sheet
Proven management philosophy will be applied to the
enlarged platform
•
Integration of the acquired business a priority
•
Continued drive for better performance across all markets
•
Standardized processes across businesses, maximizing efficiency

1.      Transaction overview
2.      A leading power and gas company
3.      Financial impact
4.      Summary / Q&A
Supporting materials

•
Earnings enhancing in the first
full year after acquisition
•
Returns exceeding cost of
capital three years after
acquisition in general
•
Not endanger overall group
performance targets
•
Short-term earnings and value
enhancing and long-term superior
growth prospects
•
Improved balance sheet structure
with lower cost of capital
•
Upside through synergies and cost
savings
Fulfillment of all of our criteria
Additional benefits
E.ON’s financial investment criteria
Offer for Endesa will meet all our financial criteria and
has additional benefits

Funding
Rating
Dividends
•
Commitment to maintain a single A flat (A/A2) credit rating
•
If necessary to maintain E.ON’s targeted rating, E.ON will issue equity-like instruments and/or equity (not more than 10% of E.ON’s share capital)
•
E.ON confirms its dividend policy
•
Proposed ordinary dividend of 2.75 €/share for 2005
•
Proposed special dividend of 4.25 €/share in 2006 relating to
Degussa sale
E.ON offers 27.50 € per share in cash for Endesa resulting in a maximum cash payment of 29.1 billion €1
Financing of the offer
•
Guarantee and Term Loan Facility have been provided by HSBC,
Citigroup, JP Morgan, and Deutsche Bank
•
E.ON will settle the offer with drawdowns under the facility and existing resources

1    Adjusted for any dividend payments before closing
1.       Transaction overview
2.       A leading power and gas company
3.       Financial impact
4.       Summary / Q&A
Supporting materials

“E.ON and Endesa create the world’s leading
power and gas company”

Supporting materials

in million €                                             2005
Sales                                                  56,399
Adjusted EBITDA3                            10,272
Cashflow from operations                     6,601
Electricity sales (in TWh)                      404.3
Gas sales (in TWh)                               924.4
Employees                                         79,947
in million €                                             2005
Revenues                                            18,229
EBITDA                                               6,020
Net cash provided by op. activ.             3,362
Electricity sales (in TWh)                       203.3
Gas sales (in TWh)                                  21.1
Employees                                           27,204
Key figures for E.ON and Endesa 2005
Endesa key figures2
E.ON key figures 1
1
Preliminary and unaudited
2
2005 results [IFRS]
3
E.ON prepares its consolidated financial statements on the basis of U.S. GAAP.  When presented on a consolidated basis, Adjusted EBIT and Adjusted EBITDA are each considered to be non-GAAP financial measures.  Adjusted EBIT has been derived from U.S. GAAP net income as follows: Income (loss) from continuing operations before income taxes and minority interests (2005: €7,208 million) has been adjusted to exclude certain non-operating items (2005: €902 million). These items include net book gains resulting from disposals, as well as restructuring expenses and other non-operating earnings of an exceptional nature. In addition, interest income is adjusted using economic criteria, and this figure (2005: -€1,027 million) is also subtracted from income (loss) from continuing operations before income taxes and minority interests. Adding income taxes (2005: -€2,276 million) and minority interests (-€553 million) yields income (loss) from continuing operations (2005: €4,379 million). Net income is then determined by adding to this figure income (loss) from discontinued operations (2005: €3,035 million, consisting primarily the book gains from the disposal of Viterra and Ruhrgas Industries) and certain very minor adjustments, with the result being net income in accordance with U.S. GAAP (2005: €7,407 million).  For additional information on E.ON’s calculation of Adjusted EBIT, see E.ON’s Annual Report on Form 20-F for 2004.  Adjusted EBIT is calculated by subtracting from adjusted EBITDA depreciation and amortization affecting adjusted EBIT (2005: an aggregate of €2,939 million)
Sources: Endesa 2005 financial statements; E.ON

This presentation does not constitute an invitation to sell or an offer to buy any securities or a solicitation of any vote or approval.  Endesa investors and security holders are urged to read the tender offer prospectus from E.ON regarding the proposed tender offer for Endesa when it becomes available, because it will contain important information. The tender offer prospectus and certain complementary documentation will be filed in Spain with the Spanish Comisión Nacional del Mercado de Valores (the “CNMV”). Likewise, a tender offer statement, which will incorporate the prospectus by reference, will be filed in the United States with the U.S. Securities and Exchange Commission (the “SEC”). Investors and security holders may obtain a free copy of the tender offer prospectus (when it is available) and its complementary documentation in the central offices of E.ON, Endesa, the four Spanish Stock Exchanges, and Santander Investment Bolsa SV SA. The prospectus will also be available on the websites of the CNMV (www.cnmv.es) and E.ON (www.eon.com). Likewise, investors and security holders may obtain a free copy of the U.S. tender offer statement (when it is available) and other documents filed by E.ON with the SEC on the SEC’s web site at www.sec.gov. The tender offer statement and these other documents may also be obtained for free from E.ON, when they become available, by directing a request to E.ON AG, External Communications, phone +49-211-4579-453.
This presentation may contain forward-looking statements. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of E.ON and Endesa and the estimates given here. These factors include the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms;  the inability to integrate successfully Endesa within the E.ON Group or to realize synergies from such integration; costs related to the acquisition of Endesa; the economic environment of the industries in which E.ON and Endesa operate; and other risk factors discussed in E.ON’s public reports filed with the Frankfurt Stock Exchange and with the SEC (including E.ON’s Annual Report on Form 20-F) and in Endesa’s public reports filed with the CNMV and with the SEC (including Endesa’s Annual Report on Form 20-F). E.ON assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.
E.ON prepares its consolidated financial statements in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). This presentation may contain references to certain financial measures (including forward looking measures) that are not calculated in accordance with U.S. GAAP and are therefore considered "non-GAAP financial measures" within the meaning of the U.S. federal securities laws. E.ON presents a reconciliation of these non-GAAP financial measures to the most comparable U.S. GAAP measure or target, either in this presentation, in its Annual Report, or on its website at www.eon.com. Management believes that the non-GAAP financial measures used by E.ON, when considered in conjunction with (but not in lieu of) other measures that are computed in U.S. GAAP, enhance an understanding of E.ON's results of operations. A number of these non-GAAP financial measures are also commonly used by securities analysts, credit rating agencies, and investors to evaluate and compare the periodic and future operating performance and value of E.ON and other companies with which E.ON competes. These non-GAAP financial measures should not be considered in isolation as a measure of E.ON's profitability or liquidity, and should be considered in addition to, rather than as a substitute for, net income, cash flow provided by operating activities, and the other income or cash flow data prepared in accordance with U.S. GAAP. The non-GAAP financial measures used by E.ON may differ from, and not be comparable to, similarly titled measures used by other companies.